Exhibit 10.50

WARRANT ASSUMPTION AND ADJUSTMENT AGREEMENT

This WARRANT ASSUMPTION AND ADJUSTMENT AGREEMENT (this “Agreement”), dated as of October 1, 2004, by and among EXULT, INC., a Delaware corporation (“Exult”), HEWITT ASSOCIATES, INC., a Delaware corporation (“Hewitt”), and BANK OF MONTREAL, a Canadian corporation (“Warrant Holder”).

RECITALS

WHEREAS, Exult has executed and delivered to the Warrant Holder a Warrant Agreement, dated as of April 23, 2003 (the “Warrant Agreement”), providing for the Warrant Holder’s right to acquire 1,000,000 shares of Exult Common Stock, par value $0.0001 per share (the “Exult Common Stock”), less the number of shares used in exercise as described Section 1.2(b) of the Warrant Agreement (the “Warrant”);

WHEREAS, on the date hereof, pursuant to the Agreement and Plan of Merger, dated as of June 15, 2004, by and between Exult, Hewitt and Eagle Merger Corp., a Delaware corporation and wholly owned subsidiary of Hewitt (“Merger Sub”), (i) Merger Sub was merged with and into Exult, with Exult as the surviving corporation (the “Merger”) and (ii) each share of Exult Common Stock was converted into the right to receive 0.2 shares of Class A Common Stock, par value $0.01 per share (“Hewitt Common Stock”);

WHEREAS, Section 2.4 of the Warrant Agreement permits Exult to merge into another Person, so long as the Warrant is exercisable after such event on the terms and conditions specified in the Warrant Agreement for the kind, amount and number of shares or other consideration to which Warrant Holder would have been entitled at the time of such event upon exercise of the Warrant; and

WHEREAS, all things necessary to authorize the assumption by Hewitt of Exult’s obligations under the Warrant Agreement and to make this Agreement, when executed by the parties hereto, a valid and binding agreement have been done and performed.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree as follows:

1. Definitions. Capitalized terms used herein without definition shall have the meanings assigned to them in the Warrant Agreement and the words “herein,” “hereof” and “hereby” and other words of similar import used in this Agreement refer to this Agreement as a whole and not to any particular section hereof.

2. Assumption of Covenants. Hewitt hereby assumes, from and after the consummation of the Merger, the obligation to deliver to the Warrant Holder upon exercise of the Warrant up to 200,000 shares of Hewitt Common Stock pursuant to the terms and conditions of the Warrant Agreement under the Warrant.

3. Effectiveness. This Agreement shall become effective on the date and at the time the Merger becomes effective and duly executed counterparts hereof shall have been signed by Exult, Hewitt and the Warrant Holder.

4. Ratification of Warrant Agreement. Except as expressly supplemented hereby, the Warrant Agreement is, in all respects, ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Agreement shall form a part of the Warrant Agreement for all purposes, and the Warrant Holder shall be bound hereby.

5. Miscellaneous.

5.1 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5.2 Counterparts. The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

5.3 Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

5.4 Conflict with Warrant Agreement. If any provision of this Agreement limits, qualifies or conflicts with any provision of the Warrant Agreement that is required under the Warrant Agreement to be part of and govern any provision of this Agreement, the provision of the Warrant Agreement shall control. If any provision of this Agreement modifies or excludes any provision of the Warrant Agreement that may be so modified or excluded, the provisions of this Agreement shall be deemed to apply to the Warrant Agreement as so modified.

5.5 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

5.6 No Third Party Beneficiaries. Nothing in this Agreement or the Warrant Agreement, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder, any benefit of any legal or equitable right, remedy or claim under the Warrant Agreement, this Agreement or the Warrant.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

EXULT, INC.

By:	/s/: C.L. Connolly III

HEWITT ASSOCIATES, INC.

By:	/s/: John M. Ryan

BANK OF MONTREAL

By:
Name: Title: